UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2009

BLACKWATER MIDSTREAM CORP.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-51403 (Commission File Number)	26-2590455 (IRS Employer Identification No.)

660 LaBauve Drive Westwego, LA (Address of Principal Executive Offices)	70094 (Zip Code)

(504) 340-3000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information relating to the Subscription Agreement (as defined below) included in Item 2.03 of this Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03 Creation of Direct Financial Obligation or Off-Balance Sheet Arrangement.

As of January 22, 2010, Blackwater Midstream Corp. (the “Company” or BWMS) entered into certain subscription agreements (collectively, the “Subscription Agreement”) with certain investors (the “Investors”) for the private offering of convertible debt (the “January 2010 Offering”) of the Company, in the aggregate amount of $1,650,000.

The relevant provisions contained in the Subscription Agreement for the January 2010  Offering are as follows:

Closing Date is March 31, 2010 (As a result of the oversubscription to the January 2010 Offering, the Company elected to increase the amount of the Offering from $1,650,000 to $1,750,000, and accept all subscriptions received by the Company,

Maturity Date is March 31, 2012,

Interest will pay at 10% per annum; to be paid quarterly, beginning June 30, 2010,

Principal is to be repaid upon Maturity Date,

The Convertible Debt may be converted into shares of the Company’s common stock at a price of $0.50 per share,

The Convertible Debt may be converted any time prior to the Maturity Date, upon the option of the Investor,

The Company intends to use the proceeds of the January 2010 Offering to acquire a 160,000 barrel bulk liquid storage terminal in Brunswick, Georgia.  The balance of the net proceeds will be used for the fees associated with the January 2010 Offering.  See “Use of Proceeds” below for further detail.   Shares of the Company’s common stock obtained through the conversion option are “restricted securities” and may only be transferred pursuant to registration, qualification, or exemption under applicable United States and states securities laws.

The Subscription Agreement sets forth certain rights and obligations of the parties, as well as customary representations and warranties by the Company and the Investors.   The securities represented by the January 2010 Offering are exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

The Company engaged Falcon Capital to secure and assist with the January 2010 offering.  For its services, Falcon Capital received a fee of $164,750, and will receive restrictive shares of the Company’s common stock, based on the closing price of the Company’s common stock on the Closing Date of the January 2010 offering.

Item 7.01 Regulation FD Disclosure

The Management of the Company prepared a presentation for prospective investors, which was first distributed in January 2010.  The presentation relates to the proposed acquisition of a storage terminal in Brunswick, Georgia.

A summary of the material terms of the presentation are as follows:

Introduction

Blackwater Midstream Corporation (“BWMS”) has entered into a Letter of Interest to acquire a liquid terminal facility in Brunswick, Georgia for $1,800,000.

The facility is located on the Brunswick River, six miles from the Atlantic Ocean inlet along the Georgia coast.  The terminal consists of 160,000 barrels of storage capacity, comprised of two 80,000 barrel tanks. The facility has access for ocean vessels, inland barges, railcars, and a two bay covered truck-loading rack.  Brunswick, Georgia is strategically located between the Port of Savannah and the Port of Jacksonville.  Blackwater has completed the environmental due diligence of the site and is currently negotiating the final Purchase and Sale agreement, and anticipates completion by the end of March, 2010.  The closing date of the transaction is scheduled to occur no later than May 31, 2010.

Blackwater is currently in final discussions with potential customers for the facility.  Storage facilities in the South Atlantic region are strategic to the Fertilizer and Paper Industry supply chains.  The terminal has historically provided storage services to these industries, as well as petroleum product distribution.

The projected EBITDA for the terminal is $760,000 for the first year of BWMS’ ownership.  Blackwater is planning to add an additional 150,000 barrels on the open property that is available on the current site.  The EBIDTA projected in year two after the expansion project is estimated at $1,900,000.

Midstream terminal assets offer an attractive, low risk opportunity to invest in the petroleum, chemical and agricultural products sectors without taking commodity price risk. Increased demand for storing agricultural, petroleum, and chemical liquids provides an attractive macroeconomic environment for storage in the south Atlantic Region.

Storage assets typically have high operating margins (in the 60-70% EBITDA margin range).  In the current environment of scarce storage capacity and availability in the South Atlantic region, the opportunity exists for Blackwater Midstream to grow efficiently within the fence line by taking advantage of a reduced project cost by utilizing the existing infrastructure of the facility and the inherent economies of scale.

Key investment considerations

Management’s track record and the success demonstrated since the acquisition of the Blackwater New Orleans facility in December 2008 is a solid indicator of the success that the BWMS management team will bring to the Brunswick acquisition.

Internal growth within the existing Brunswick facility, will keep expansion costs low by utilizing existing facility infrastructure and recognizing the economies of scale.

Sufficient cash flow: The projected cash flow from the existing assets is sufficient to pay the interest fees and repay the principal at the maturity date of the loan.

Blackwater’s “roll-up” strategy acquiring underperforming, non-strategic, niche terminalling assets enables the Company to build a diversified asset base and mitigate business risk.  Blackwater’s experienced management team has unparalleled access to exclusive, negotiated asset acquisitions of niche, non-core assets that offers a sustainable competitive advantage.  Moreover, management has a demonstrated track record of having added value to acquisitions by improving underperforming assets.

Blackwater’s management team has a proven track record of having built midstream energy businesses and exited them through sale to strategic partners with significant equity value creation. Management has a combined over 50 years of terminal experience in the Lower Mississippi/ Gulf Coast market and has worked together previously and successfully as a team. Michael Suder was instrumental in building Delta Terminals (backed by CVC Capital) and selling it to Kinder Morgan at an estimated 10x return on initial equity capital and in building LBC’s Lower Mississippi terminals business (backed by One Equity Partners, the private equity arm of JP Morgan) and selling out to Challenger Financial at an estimated 8x return on initial equity capital. Management has key customer relationships from their days at Kinder Morgan and has proven that it can secure long-term contracts with leading energy companies in short order.

The South Atlantic region of the United States has a chronic shortage of terminal capacity for oil, refined products, agricultural and chemical liquids. Blackwater management believes there is a significant demand for additional capacity in the South Atlantic region.

Midstream energy infrastructure offers a relatively low-risk investment in a high margin, asset intensive business that offers steady, recurring cash flows substantially uncorrelated with commodity prices that are highly valued in the marketplace. Management believes that there is an arbitrage opportunity to acquire midstream assets at a reasonable cost of capital and garner high trading multiple valuations once improved operationally and commercially.

Terms of the Offering

Offering Size:	Up to $1,650,000 of convertible debt. The offering may be increased at the discretion of the Placement Agent and the Company to cover over-subscriptions.

Duration	2 years

Interest	10% per annum, to be paid quarterly

Principal	To be repaid upon last day of Duration

Conversion Price:	$ 0.50 per share into common stock

Conversion Period	Any time during duration of the loan upon the option of the investor

Offering Period:	The Offering will begin in January 2010.

Use of Proceeds:
We intend to use the proceeds of the Offering to acquire the Brunswick Georgia terminal. The balance of the net proceeds will be used for the fees associated with the convertible debt raise.  See “Use of Proceeds” below for further detail.

Transfer Restrictions:	Converted shares of Common Stock are “restricted securities” and may only be transferred pursuant to registration, qualification, or exemption under federal and state securities laws.

Bulk liquid terminal industry

Bulk liquid terminals store a range of products including crude oil, bunker fuel, gasoline, distillate, diesel, jet fuel, chemicals, agricultural products, bio-diesel. For example, on the refined product segment of oil, in the United States, approximately 300 million barrels of refined products, blend stock and intermediate products are stored within the refined product value chain in facilities located between refinery processing units and product tank trucks (out of an estimated 700 million total barrels of storage including crude oil and other liquid products).  Refiner storage accounts for about 40 percent of total product inventory while refined product pipelines typically containing less than 20 percent.  The remainder, accounting for approximately 100 million barrels of inventory, is stored in bulk storage terminals that provide facilities for aggregation, distribution, finished produce blending, imports offloading and pipeline staging.

The importance of bulk terminal facilities in the refined product segment supply chain has grown significantly over the past decade as the nation’s product supply patterns have become increasingly more complex. The number of operating refineries in the US has declined in the period, resulting in fewer refinery sites that produce higher volumes of more grades of finished and unfinished products. Bulk storage facilities have expanded to accommodate the growth in output from the surviving refineries, the increase in the complexity of finished product blending, and the staging flexibility required by refined product pipelines. In addition, the change in supply patterns, including the increase of Brazilian crude and the decreases in the availability of Venezuelan crude have driven the need for more storage and blending capacity. These services are essential in order to effect timely and efficient operation of the US’s fuel distribution system.

Third-party terminalling businesses are generally independent operations that support many different commercial customers including refiners, blenders, traders and marketers. Income is derived from tank leasing, operational charges associated with blending services and throughput charges for receipt and delivery options. The primary strategic drivers of the business include location and connectivity to logistics infrastructure. Capital investment in terminalling assets is generally supported by long-term (five years or more) contracts with major oil and gas, chemical and agricultural companies.

Investments resulting in incremental expansion of existing capacity through tank additions and increased utilization of existing infrastructure such as docks, pipeline origin pumps, truck racks, etc. have been the focus of the industry over the past two decades. Over the past few years, the underlying infrastructure and in some cases the real estate associated with many bulk terminals has been exhausted. As such, industry fee structures have evolved with costs for additional capacity today increasing over historical levels to recoup the total cost for real estate, new tanks and the addition of related terminal infrastructure as well.

BW Georgia site and facilities

Blackwater Midstream Corporation’s Georgia Terminal in the Port of Brunswick is currently comprised of:

•	6 acres of land, including 3 acres of available property for a 150,000 barrel expansion project.
•	2 Tanks – 80,000 barrels each
•	Current Total Facility Capacity: 160,000 barrels
•	310,000 barrels after the planned expansion
•	Ship dock for marine tankers and barges on the Brunswick River located six miles from the Atlantic Ocean inlet.
•	Railcar service from the CSX and Burlington Northern Railroads
•	Two bay covered truck loading rack
•	2010 Forecast (without expansion)
o	Revenue $1,088,000
o	OpEx $326,000
o	EBITDA $761,600

Financial Performance of the terminal

Expansion: The projected 2010 annual gross revenue for the period of April 2010 through December 2010 is $1,088 million with an EBITDA margin of 70%, thus improving Blackwater Midstream’s combined EBITDA by an additional $761,600 for the first year of ownership. The expansion of 150,000 barrels at the terminal will increase gross revenues in the second year of ownership to $2,638,000 and an EBITDA contribution of $1,846,600.

Marketing Strategy

The available capacity at the Brunswick site is being marketed to specific industries and products that require value added services at a site that is well positioned geographically in their supply chain.  The projected earnings from the acquisition are based on attracting new customers to the site by providing a viable, competitive alternative to the tight storage markets in the Port of Jacksonville, Florida and the Port of Savannah, GA.  The existing marine, rail, and truck product handling capabilities will attract the following industries.

●	Liquid Fertilizer
●	Commodity Chemicals
●	Paper and Pulp Chemicals
●	Specialty Chemicals
●	Petroleum Products

Management track record

Blackwater’s management team has extensive experience in terminalling in the South Louisiana/ Gulf Coast region and a proven track record of having created substantial shareholder value in building midstream businesses under the auspices of leading private equity investors:

●	Blackwater’s management team has collectively over 50 years’ experience developing, building and expanding Independent Liquid Terminal facilities.

●
Management has consistently demonstrated the ability while with Delta Terminal Services, Kinder Morgan, LBC, and Canal Barge to acquire underperforming assets, improve the acquired facility operations, and greatly increase the financial performance of the assets (e.g. terminal locations at Harvey, LA; Cincinnati, OH; Baton Rouge, LA; Staten Island, NY; Chicago, IL).

●
Management has a proven track record of building midstream businesses, creating substantial shareholder value with major private equity investor backing (CVC and One Equity Partners) and consummating lucrative exits through sales to strategic buyers.

●
Management has extensive relationships with major customers (e. g. petroleum refiners and chemical manufacturers) and a proven track record of securing long term contracts for terminal and ancillary services.

●	Management has proven to be able to increase the performance of the newly acquired Westwego facility per Dec 24th 2008 above and beyond forecasted projections.

Financials and exit strategy

Midstream energy infrastructure companies such as Blackwater are characterized by small initial capital expenditures that can be largely debt financed with long-term contracts from key, credit worthy customers in place. Once constructed, storage assets have high operating margins (in the 65-70% EBITDA margin range) as the facilities are largely automated, requiring little in the way of labor and variable costs. In the current environment of scarce storage capacity and availability in the Gulf Coast region, there is the opportunity for substantial operating leverage through pricing power for the incremental barrel of storage, higher margin niche products and ancillary, value-added service fees.

Midstream energy infrastructure assets are characterized by steady cash flows largely independent of the prices of the underlying commodities. Blackwater anticipates obtaining debt that is available to energy infrastructure companies even in the current credit environment to acquire other facilities in addition to Westwego.

As there is a dearth of small to mid-cap midstream energy infrastructure companies, Blackwater intends to pursue an active acquisition strategy. Smaller facilities that may not be of sufficient scale to be of interest to companies such as Kinder Morgan (with a market capitalization in the tens of billions of dollars), may have a meaningful impact on the operations and valuation of Blackwater. Management is currently in preliminary discussions with several such potential acquisition targets. However, no assurances can be made at this time that Blackwater will be successful in consummating acquisitions at attractive valuations that are accretive to shareholder value.

Historically, large midstream energy infrastructure companies such as Kinder Morgan, Mid-America (a subsidiary of Berkshire Hathaway) have grown in roughly equal proportions via internal growth and active acquisition programs. Management believes that once Blackwater achieves a size and scale as set in its operating plan, it will be an attractive acquisition target to a strategic buyer.  In the interim, management believes as a small-cap pure play in the midstream energy infrastructure sector, Blackwater will command a premium valuation.

Financial projections

The following is an account of the projected revenues, operating expenses, and earnings of the proposed Brunswick, GA acquisition  1

Brunswick, GA	2010	2011	2012
Revenue	$1,088,00	$2,638,000	$2,704,000
OpEx	$326,400	$791,400	$811,200
EBITDA	$761,600	$1,846,600	$1,892,800

___________________
1 The cost of capital and the corporate overhead are not taken into account in these projections.

Key Management and Directors

Blackwater’s  current executive officers are as follows:

Michael Suder – Chief Executive Officer

Mr. Suder is the former president/COO of Delta Terminal Services, Harvey, Louisiana.   Part of the investment group with Citicorp Venture Capital that purchased the terminal in January 1995 for $20 million.   He was responsible for growing the facility from 1.5 million barrels to over 3 million barrels.   During his time, the company built over 100 new tanks and new drumming warehouses.   EBITDA grew from $4.5 million to $17 million.   The business was sold to Kinder Morgan Energy Partners in December 2000 for estimated 1000% return. After selling Delta Terminal Services, Mr. Suder became the general manager of Kinder Morgan’s lower Mississippi River region.   He was responsible for all aspects of the liquid terminals in the region.   He held that position from 2001 until 2005. From September 2005 to June 2007, Mr. Suder was the director of new business development for LBC Tank Terminals.   He oversaw the growth at their Baton Rouge facility where capacity increased by over 1 million barrels.   A One Equity Partners portfolio company, the business was sold to Challenger Financial Services in June of 2007 for 585 million Euros. Mr. Suder holds a B.A. degree from George Washington University in Washington, D.C.

Dale T. Chatagnier – Chief Operating Officer

Mr. Chatagnier’s duties include responsibility for all operational, engineering, and construction aspects of Blackwater Midstream's greenfield sites and acquisitions. Prior to joining the company, Mr. Chatagnier was a consultant for North American Terminal Services, serving as vice president of engineering and operations.   He previously served as Director of Operations and Engineering for Kinder Morgan Liquid Terminal's 3-million barrel chemical storage facility in New Orleans, LA.  Prior to Kinder Morgan, Mr. Chatagnier worked as VP of Facility Development and Engineering with Westway Terminal Co.   Mr. Chatagnier holds a Bachelor of Science degree in Mechanical Engineering from the Louisiana State University in Baton Rouge, Louisiana.

Frank Marrocco – Chief Commercial Officer

Mr. Marrocco joins the Blackwater Midstream Assets team as the Chief Commercial Officer in charge of Business Development.   He brings over twenty years of Senior Management experience in the Liquids Terminal Industry.   He most recently held the role of Regional Vice President for Kinder Morgan’s Northeast Terminals managing over 15 million barrels of Petroleum and Chemical capacity in the New York/New Jersey Harbor and Philadelphia market.    While in the Northeast, Mr. Marrocco oversaw the expansion of over 5.5 million barrels of clean Petroleum product capacity including the Kinder Morgan acquisition of Exxon Mobil's Staten Island Terminal in 2005.

Mr. Marrocco also gained extensive experience in the New Orleans market while he served as the Vice President-General Manager of Delta Terminal Services in Harvey, LA.   At Delta Terminal Services, he led the commercial efforts that allowed the expansion of the facility’s capacity by over 1 million barrels by adding numerous Fortune 500 Chemical Companies to Delta Terminal’s portfolio of customers.   Mr. Marrocco holds a B.S. degree in Business Management from Thomas Edison State College in Trenton, NJ.

Herb Whitney – Member of the Board

Mr. Whitney has over 40 years senior midstream experience.   He spent forty years at CITGO Petroleum in positions of increasing general management responsibility. He is the former President of CITGO Pipeline Company, Chairman of the Board of Colonial Pipeline Company, and throughout his career was General Manager of five CITGO divisions: Marine Transportation and Logistics; Supply Planning and Administration; Product Supply, Distribution, Trading, and Commercial/Aviation Sales; Operations and Crude Oil Supply; and International Feedstocks and Logistics.    Mr. Whitney holds a B.S. in Civil Engineering from Kansas State University.

Mathijs van Houweninge – Member of the Board

Mr. van Houweninge is a Managing Partner of Falcon. He started his own software company while attending university in Utrecht, The Netherlands. The company specialized in consultancy and software development for the Financial Industry. While building his company, Mr. van Houweninge held several management positions within the industry, and in 2000 sold his company to a major software firm. Since then, he has been active in evaluating business proposals of start-ups and early growth firms. Mr. Van Houweninge sits on the boards of several listed and non-listed US and EU companies. He is also a licensed commercial pilot.

Chris Wilson – Member of the Board

Mr. Wilson has been a director of the Company since May 5, 2008, and he served as our, Chief Financial Officer, Secretary and President from May 5, 2008 through August 18, 2008.  Mr. Wilson serves on the Audit Committee of the Company.  He is currently a partner in the law firm of Wilson, Haglund & Paulsen, P.C., a general corporate and securities practice firm he founded in 2003, which is located in Irvine, California. Prior to that time, since 2001, Mr. Wilson was general counsel for Stagecoach Properties Co. LLC., a real estate development firm in Newport Beach, California. From 1999 to 2001, Mr. Wilson was a partner in the Orange County corporate department of the law firm of Pillsbury Winthrop LLP, located in Costa Mesa, California. From August 1991 to 1999 Mr. Wilson was a founding partner in the securities boutique firm of Jeffers, Wilson, Shaff & Falk LLP. From 1987 to 1991 Mr. Wilson was an associate attorney at the law firm of O'Melveny & Myers in its Los Angeles Capital Markets Group. Mr. Wilson obtained his B.A. degree in International Relations with minors in French and economics from Brigham Young University in 1985. Mr. Wilson obtained his Juris Doctorate degree magna cum laude and Order of the Coif from Brigham Young University in 1987, where he was also the executive editor of the BYU Law Review.

Use of proceeds

The gross proceeds to be received by Blackwater from this capital raise are estimated to be $1,650,000 equal to 90% of the total acquisition cost of $1,800,000 for the Brunswick terminal. Blackwater will be contributing $300,000 towards the acquisition price.  We intend to use the total proceeds as follows:

	Target Offering of $1.65 Million	Percentage of Net Proceeds
Application of Net Proceeds	$1,500,000	90%
Facility Acquisition Cost	150,000	10%
Fees & costs of capital raise	$1,650,000	100%

Description of securities

Common Stock

The Company is authorized to issue 200,000,000 shares of common stock, $.001 par value, of which, on a pro forma basis as of the date of this memorandum, 56 million shares will be issued and outstanding.

Holders of shares of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders generally. The approval of proposals submitted to stockholders at a meeting other than for the election of directors requires the favorable vote of a majority of the shares voting, except in the case of certain fundamental matters (such as certain amendments to the Articles of Incorporation, and certain mergers and reorganizations), in which cases Nevada law and our Bylaws require the favorable vote of at least a majority of all outstanding shares. Stockholders are entitled to receive such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefore, and in the event of liquidation, dissolution or winding up, to share ratably in all assets remaining after payment of liabilities. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights.

Stock Incentive Plan

The Board of Directors has adopted an employee stock incentive plan permitting us to grant options and shares to employees, directors, consultants and independent contractors.

Dividends

We do not anticipate the payment of cash dividends on its common stock in the foreseeable future.

Method of Subscription

In order to purchase Convertible Debt, you must complete and execute a Subscription Agreement, an execution copy of which accompanies this memorandum. Before executing the Subscription Agreement, you should read the investment instructions. You will be required to comply with the applicable requirements set forth under “Investor Suitability Requirements and Transfer Restrictions.” Once submitted to us, you will not have a right to revoke your purchase. We will accept or reject your Subscription Agreement within 10 business days after receipt of the purchase price. If for any reason your Subscription Agreement is rejected, your subscription funds will be returned to you within 10 business days after the decision to reject is made.

Blackwater Midstream is a Nevada corporation whose corporate headquarters are located at: 660 LaBauve Drive, LA 70094 Westwego, USA

We will answer all your inquiries concerning Blackwater Midstream and any other matters relating to the offer and sale of the Convertible Debt and will afford you the opportunity to obtain any additional information (to the extent that we possess such information or can acquire it without unreasonable effort or expense) necessary to verify the accuracy of any representations or information set forth in this memorandum.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Exhibit Description
10.1	January 2010 Subscription Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 22, 2010

BLACKWATER MIDSTREAM CORP.
a Nevada corporation

By: /s/ Donald St. Pierre
Donald St. Pierre
Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit Description
10.1	January 2010 Subscription Agreement